Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Shane D. Fleming, David M. Drillock and Roy Smith, and each of them his/her true and lawful attorney-in-fact and agent, with full power of substitute and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Registration Statements and post-effective amendments set forth below, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

1.	Registration Statement on Form S-8 of shares of Common Stock, par value $0.01 per share, of Cytec Industries Inc. any related plan interests, to be offered and sold from time to time pursuant to the Cytec Employees’ Savings and Profit Sharing Plan.

2.	Post-Effective Amendment to Registration Statement (No. 333-11121) on Form S-8 removing unsold shares which remained unsold at the termination of the CONAP Employees’ Savings and Profit Sharing Plan.

3.	Post-Effective Amendment to Registration Statement (No. 333-45577) on Form S-8 removing unsold shares which remained unsold at the termination of the offering of such shares in the Restricted Retirement Savings Plan of Cytec Canada Inc.

4.	Post-Effective Amendment to Registration Statement (No. 333-62287) on Form S-8 removing unsold shares which remain unsold at the termination of The American Materials and Technologies Corporate 1996 Incentive and Nonqualified Stock Option Plan and The American Materials and Technologies Corporation 1997 Stock Option Plan.

IN WITNESS WHEREOF, I have hereunto set my hand this 20th day of October, 2011.

Name	Title

/s/ C.A. Davis	Director
C.A. Davis

/s/ A.G. Fernandes	Director
A.G. Fernandes

/s/ L.L. Hoynes Jr.	Director
L.L. Hoynes, Jr.

/s/ B.C. Johnson	Director
B.C. Johnson

/s/ C.P. Lowe	Director
C.P. Lowe

/s/ W.P. Powell	Director
W.P. Powell

/s/ T.W. Rabaut	Director
T.W. Rabaut

/s/ J.R. Satrum	Director
J.R. Satrum

/s/ R.P. Sharpe	Director
R. P. Sharpe